Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 333-192604 and 333-01419) on Form S-8 of Dover Corporation of our report dated June 22, 2021, relating to our audit of the financial statements and supplemental schedules of the Dover Corporation Retirement Savings Plan, which appears in this Annual Report on Form 11-K of the Dover Corporation Retirement Savings Plan for the year ended December 31, 2020.

/s/Insero & Co. CPAs, LLP
Insero & Co. CPAs, LLP
Certified Public Accountants

Rochester, New York
June 22, 2021